EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 6, 2012 included herein and to the reference to our firm under the heading “Experts” in the prospectus

/s/ RBSM LLP

New York, New York
May 22, 2014